This Settlement and General Release Agreement

("Agreement") is made by and between **E**. Robert Gates, as well as a company controlled by **E**. Robert Gates, MB Consulting Services, LLC (collectively hereinafter referred to as "Gates") and Belmont Partners, LLC

Gates and Belmont will hereinafter be referred to as the "Parties".

WHEREAS, Gates was for a time employed by ATPT until his employment terminated on July 09, 2012 (the "Termination Date"); and

WHEREAS, Gates and Belmont entered into a Stock Purchase Agreement ("SPA") for the controlling interest of ATPT; and

WHEREAS, Gates has not meet his obligations under that SPA; and

WHEREAS, Gates and Belmont (together "the Parties") wish permanently to resolve all disputes that exist or may exist between them in the future;

NOW, THEREFORE, for and in consideration of the promises and undertakings described below, the Parties agree as follows:

1. General Release. Gates and Belmont hereby fully and forever releases, waives, discharges and promises not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings against each other or any former officers, directors, attorneys, shareholders, predecessor, successor, affiliated or related companies, agents, employees and assignees thereof (collectively, the "Company"), with respect to any

and all liabilities, claims, demands, contracts, debts, obligations and causes of action of any nature, kind, and description, whether in law, equity or otherwise, whether or not now known or ascertained, which currently do or may exist, including without limitation any matter, cause or claim arising out of or related to facts or events occurring prior to the Effective Date of this Agreement, and/or arising from and relating to Gates' purchase of stock under the SPA.

2. No Other Pending Claims. Gates hereby represents and warrants that he has neither filed nor served any claim, demand, suit or legal proceeding against the Company.

3. No Prior Assignments. Gates hereby represents and warrants that he has not assigned or transferred, or purported to assign or transfer, to any third person or entity any claim, right, liability, demand, obligation, expense, action or causes of action being waived or released pursuant to this Agreement.

4. Severability. If any provision, or portion thereof, of this Agreement shall for any reason be held to be invalid or unenforceable or to be contrary to public policy or any law, then the remainder of the Agreement shall not be affected thereby.

E. Robert Gates, Esq.

Name Date

July 31, 2012

FOR BELMONT PARTNERS, LLC

[signature]

Name Date

08/1/12